Exhibit 99.1

Earnings Conference Call February 15, 2024 8:00 a.m. CT 1 (888) 660-6431 (within North America) 1 (929) 203-2118 (outside of North America) Access Code: 7372055 Webcast: ir.dnow.com

DNOW Inc. Reports Fourth Quarter and Full-Year 2023 Results

HOUSTON, TX, February 15, 2024 – DNOW Inc. (NYSE: DNOW) announced results for the fourth quarter and full-year ended December 31, 2023.

Financial Highlights

•	Cash provided by operating activities was $105 million for the fourth quarter of 2023 and $188 million for the full-year 2023

•	Revenue was $555 million for the fourth quarter of 2023

•

Net income attributable to DNOW Inc. was $147 million, or $1.35 per diluted share, for the fourth quarter of 2023, which included a non-cash deferred tax benefit of $126 million from the release of valuation allowances on deferred tax assets

•	Non-GAAP net income attributable to DNOW Inc. excluding other costs was $24 million, or $0.22 per diluted share, for the fourth quarter of 2023

•	EBITDA excluding other costs was $44 million or 7.9% of revenue for the fourth quarter of 2023

•	Cash and cash equivalents was $299 million and long-term debt was zero at December 31, 2023 with total liquidity of approximately $626 million

David Cherechinsky, President and CEO of DNOW, added, “I am excited by our strong fourth quarter finish, capping off another stellar year. In 2023, revenues grew $185 million, or 9%, while generating $184 million in EBITDA excluding other costs, a record performance since becoming a public company, or 7.9% of revenue. U.S. Process Solutions delivered significant full-year double-digit revenue growth in each of our Power Service, Odessa Pumps, Flex Flow and EcoVapor businesses. Adding to our impressive top-line increase, we produced $171 million in free cash flow, more than twice our original guidance provided last February, and we are targeting to generate $150 million in 2024.

I am thrilled about the agreement we reached to acquire Whitco Supply and believe this partnership will delight our customers, enhance earnings, free cash flow and shareholder value.

I want to thank the highly talented women and men of DNOW who have delivered these results and positioned our company to be the critical link in supplying the world’s evolving energy needs.”

Prior to the earnings conference call a presentation titled “DNOW Fourth Quarter and Full-Year 2023 Key Takeaways” will be available on the Company’s Investor Relations website.

About DNOW

DNOW is a worldwide supplier of energy and industrial products and packaged, engineered process and production equipment with a legacy of 160 years. Headquartered in Houston, Texas, with approximately 2,475 employees and a network of locations worldwide, we offer a broad set of supply chain solutions combined with a suite of digital solutions branded as DigitalNOW® that provide customers world-class technology for digital commerce, data and information management. Our locations provide products and solutions to exploration and production companies, midstream transmission and storage companies, refineries, chemical companies, utilities, mining, municipal water, manufacturers, engineering and construction companies as well as companies operating in the decarbonization, energy transition and renewables end markets.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by DNOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

DNOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$299	$212
Receivables, net	384	398
Inventories, net	366	381
Prepaid and other current assets	19	26

Total current assets	1,068	1,017
Property, plant and equipment, net	131	119
Deferred income taxes	118	—
Goodwill	139	116
Intangibles, net	28	25
Other assets	45	43

Total assets	$1,529	$1,320

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$288	$304
Accrued liabilities	120	126
Other current liabilities	10	9

Total current liabilities	418	439
Long-term operating lease liabilities	30	25
Deferred income taxes	—	1
Other long-term liabilities	18	11

Total liabilities	466	476
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 106,257,565 and 110,369,266 shares issued and outstanding at December 31, 2023 and 2022, respectively	1	1
Additional paid-in capital	2,032	2,066
Accumulated deficit	(828)	(1,075)
Accumulated other comprehensive loss	(145)	(150)

DNOW Inc. stockholders’ equity	1,060	842
Noncontrolling interest	3	2

Total stockholders’ equity	1,063	844

Total liabilities and stockholders’ equity	$1,529	$1,320

DNOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022
Revenue	$555	$547	$588	$2,321	$2,136
Operating expenses:
Cost of products	425	415	454	1,786	1,630
Warehousing, selling and administrative	98	97	97	395	365
Impairment and other charges	—	—	—	—	10

Operating profit	32	35	37	140	131
Other income (expense)	(1)	(1)	—	(2)	8

Income before income taxes	31	34	37	138	139
Income tax provision (benefit)	(116)	2	2	(110)	10

Net income	147	32	35	248	129
Net income attributable to noncontrolling interest	—	—	—	1	1

Net income attributable to DNOW Inc.	$147	$32	$35	$247	$128

Earnings per share attributable to DNOW Inc. stockholders:
Basic	$1.36	$0.28	$0.32	$2.26	$1.14

Diluted	$1.35	$0.28	$0.32	$2.24	$1.13

Weighted-average common shares outstanding, basic	106	110	107	107	111

Weighted-average common shares outstanding, diluted	107	111	108	108	111

DNOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022
Revenue:
United States	$418	$414	$448	$1,749	$1,591
Canada	65	75	68	282	315
International	72	58	72	290	230

Total revenue	$555	$547	$588	$2,321	$2,136

DNOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME ATTRIBUTABLE TO DNOW INC. TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022
GAAP net income attributable to DNOW Inc. (1)	$147	$32	$35	$247	$128
Net income attributable to noncontrolling interest (2)	—	—	—	1	1
Interest expense (income), net	(1)	—	(2)	(4)	(1)
Income tax provision (benefit)	(116)	2	2	(110)	10
Depreciation and amortization	7	5	7	26	19
Other costs:
Stock-based compensation	4	4	4	15	11
Other (3)	3	4	—	9	7

EBITDA excluding other costs	$44	$47	$46	$184	$175

EBITDA % excluding other costs (4)	7.9%	8.6%	7.8%	7.9%	8.2%

NET INCOME ATTRIBUTABLE TO DNOW INC. TO NON-GAAP NET INCOME ATTRIBUTABLE TO DNOW INC. EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022
GAAP net income attributable to DNOW Inc. (1)	$147	$32	$35	$247	$128
Other, net of tax (5) (6)	(123)	(3)	(7)	(140)	(21)

Net income attributable to DNOW Inc. excluding other costs (6)	$24	$29	$28	$107	$107

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS TO NON-GAAP DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022
GAAP diluted earnings per share attributable to DNOW Inc. stockholders (1)	$1.35	$0.28	$0.32	$2.24	$1.13
Other, net of tax (5) (6)	(1.13)	(0.03)	(0.07)	(1.27)	(0.18)

Diluted earnings per share attributable to DNOW Inc. stockholders excluding other costs (6)	$0.22	$0.25	$0.25	$0.97	$0.95

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income attributable to DNOW Inc. excluding other costs and (iii) diluted earnings per share attributable to DNOW Inc. stockholders excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)

Net income attributable to noncontrolling interest represents the income retained by the noncontrolling party of a joint venture in our international segment which we consolidate into our financials as we are the primary beneficiary and controlling member.

(3)	Other includes certain income and expenses not included in stock-based compensation.

For the three months ended December 31, 2023, Other of $3 million included approximately $2 million (included in warehousing, selling and administrative) related to legal fees for litigation matters that were not ordinary or routine to the operations of the business where the Company is seeking damages and transaction-related charges, as well as approximately $1 million (included in other income (expense)) related to settlements of the plan assets and benefit obligations of the Company’s defined benefit pension plans.

For the year ended December 31, 2023, Other of $9 million included approximately $8 million (included in warehousing, selling and administrative) related to legal fees for litigation matters that were not ordinary or routine to the operations of the business where the Company is seeking damages, and separation and transaction-related charges, as well as approximately $1 million (included in other income (expense)) related to settlements of the plan assets and benefit obligations of the Company’s defined benefit pension plans.

(4)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.

Other, net of tax includes certain income and expenses and does not include stock-based compensation expense.

For the three months ended December 31, 2023, Other, net of tax included a benefit of approximately $126 million from the release of valuation allowances recorded against the Company’s deferred tax assets, partially offset by approximately $2 million (included in warehousing, selling and administrative) related to legal fees for litigation matters that were not ordinary or routine to the operations of the business where the Company is seeking damages and transaction-related charges, as well as approximately $1 million (included in other income (expense)) related to settlements of the plan assets and benefit obligations of the Company’s defined benefit pension plans.

For the year ended December 31, 2023, Other, net of tax included a benefit of approximately $149 million from the release of valuation allowances recorded against the Company’s deferred tax assets, partially offset by approximately $8 million (included in warehousing, selling and administrative) related to legal fees for litigation matters that were not ordinary or routine to the operations of the business where the Company is seeking damages and separation and transaction-related charges, as well as approximately $1 million (included in other income (expense)) related to settlements of the plan assets and benefit obligations of the Company’s defined benefit pension plans.

The Company has excluded the impact of these items on its valuation allowance in computing net income excluding other costs.

(5)	Totals may not foot due to rounding.

5